UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 24, 2011, Federal Realty Investment Trust (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”). Under the terms of the Agreement, the Company may issue and sell, from time to time, up to $300,000,000 in aggregate offering price of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”), through Wells Fargo, acting as agent and/or principal.

Sales of Shares, if any, will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company will pay Wells Fargo compensation for sales of Shares at a mutually agreed rate not to exceed, but may be lower than, 2% of the gross sales price of the Shares. Under the Agreement, the Company may also sell Shares to Wells Fargo for its own account.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 24, 2011, between Federal Realty Investment Trust and Wells Fargo Securities, LLC

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the Shares

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to certain tax matters

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 24, 2011	By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated February 24, 2011, between Federal Realty Investment Trust and Wells Fargo Securities, LLC

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the Shares

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to certain tax matters

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)